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                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the reference to our firm under the caption "Experts" and to the use of our report on the balance sheets of Portland Broadcasting, Inc. as of September 25, 1994 and September 24, 1995 and the related statements of operations, deficiency in assets, and cash flows for each of the three fiscal years in the period ended September 24, 1995, dated October 27, 1995, in the Registration Statement Form S-4 and related Prospectus of Pegasus Communications Corporation.


/s/ Ernst & Young LLP
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ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
October 25, 1996